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                                                                      Exhibit 99

Contacts:    Lucy Flynn, Wang                 Vittorio Meloni
             (978) 967-6440                   Olivetti
             lucy.flynn@wang.com              39 12.552.2639

             Luca de Giovanni
             Barabino & Partners
             39  2.72.02.35.35



            WANG AND OLIVETTI TO CREATE A $3.6 BILLION GLOBAL NETWORK
                         SOLUTIONS AND SERVICES BUSINESS


     BILLERICA, MASS. AND MILAN, ITALY-- (March 2, 1998) -- Wang (NASDAQ: WANG) and Olivetti S.p.A. (listed on the Milan Exchange) announced today that they have signed an agreement under which Olsy, the wholly-owned information technology (IT) solutions and service subsidiary of Olivetti, will be combined with Wang through a transaction valued at approximately 700 billion lire ($390 million).

    The combination will result in the attainment of major strategic goals by both companies. Wang will expand its presence in key European and Asian markets through the addition of Olsy's strong local operations. The Olivetti Group will achieve its previously announced objective of obtaining a significant partner for Olsy. Olivetti will retain an interest in network solutions and services and become Wang's largest shareholder at 18.6% following the issuance of shares in connection with the transaction.

    The merger of the two businesses' operations and expertise around the world will result in a new company, Wang Global, capable of providing clients with global IT solutions and services. In connection with the transaction Wang will begin doing business as Wang Global, worldwide, except in Italy, Japan and Brazil where it will operate under the name of Olivetti Wang Global.

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    Under the agreement, expected to close before the end of March 1998, Wang will buy from Olivetti 100 percent of the Olsy Group, in exchange for:

    - 8,750,000 common stock equivalents ($27.875 per share at closing on February 27, 1998);

    - 5,000,000 stock appreciation rights (SARs), with a minimum value of 35 billion lire. The SARs give Olivetti value for the increase in the market price above $30 per share at any time from March 2001 to March 2005;

    - cash of 123 billion lire ($70 million) payable at closing, subject to adjustment based on the consolidated net equity of Olsy as of the closing date;

    - an additional amount (an "earnout") of up to 100 billion lire ($56 million) payable in the year 2000, subject to Wang Global's exceeding certain growth targets;

    - two directors nominated by Olivetti elected to the Wang board of directors.

    The shares and SARs, after issuance to Olivetti as part of the transaction, are subject to a three-year lock-up.

    The combined business, with over $3.6 billion in annual revenues, will be one of the world's largest providers of network solutions and desktop IT services, with over 20,000 employees around the world. The deal is expected to close by the end of March 1998, subject to approval by regulatory agencies.

    After the agreement, all the activities of the Olivetti Group in the IT solutions and services sector will be carried out through the new combined entity. The sole exceptions to this are the operations of OIS, a systems and services company active in certain areas of the Public Administration Sector in Italy, and Olivetti Sanita, which is active in the healthcare market.

    Under the agreement, Wang will also acquire a 19.9 percent stake in Olivetti Ricerca, the Italian consortium supplying R&D services to both the IT and telecom sectors. Olivetti Ricerca will be the R&D center of the new combined entity, supporting solutions development.

              The overall transaction (excluding the earnout and including the Olsy Group results from January 1, 1998 to the closing) will generate a marginally positive impact on the 1998 Olivetti Group consolidated profit & loss account. The Olivetti Group's net consolidated financial

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         indebtedness at closing is expected to decrease by approximately 150 billion lire, being the aggregate of the cash consideration from Wang and the expected Olsy Group net financial indebtedness.

    Commenting on the agreement, Roberto Colaninno, CEO of Olivetti, said, "We can be certain that through Olsy we are making a major contribution to the development of the IT solutions and services industry. This transaction gives a new worldwide perspective and capitalizes on know-how, customer base and expertise developed over decades of activity in the business."

       Joseph Tucci, Wang chairman and CEO, said, "Our ability to provide our customers leading networked technology services and solutions will be greatly enhanced by this combination. By leveraging already strong partnerships with industry leaders such as Microsoft and Cisco we will be able to deliver best-of-breed solutions to our customers in all of the major markets in the world. Our highly skilled employees and sophisticated technology-based delivery systems will allow us to provide customers in new markets the level of IT service they critically need."

       Wang is also negotiating with its bank group to expand committed lines of credit from $225 million to approximately $500 million in order to support the development of the combined company.

       The agreement creates an IT services company that clearly ranks among the leaders in desktop services in Europe and in the world. The combined company will implement its networked technology solutions and life cycle services strategy on a global scale, leveraging the long-term business relationships of both Wang and Olsy, including Olsy's customers in banking and other vertical segments. Customers will also benefit from the combined organization's relationships with major software and hardware providers, including present strategic partners Microsoft and Cisco Systems.

       The combined company will bring additional Microsoft skills into the European market. As a global Microsoft partner, the company will accelerate the training of Microsoft Certified Solutions Engineers (MCSEs) and Microsoft Certified Solutions Developers (MCSDs). The new

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company also will have a total of twelve Microsoft Authorized Support Centers
(ASCs) and plans to expand its Authorized Training and Education Centers (ATECs) throughout the world.

       Steve Ballmer, executive vice president, Sales and Support Worldwide Business Strategy Group, Microsoft Corporation, stated, "We are pleased to see the combination of two valued Microsoft partners creating an expanded global service and support organization committed to the Microsoft Enterprise platform. Together they will be an invaluable resource to large customers that need to plan, build and manage mission-critical systems."

       The combined company presently employs over 30 Cisco Certified Internetworking Engineers (CCIEs) throughout the world. Additional professionals now in training are expected to increase the number of CCIEs to a target of over 170 by the end of 1999. The company also has six Cisco technical assistance centers (TACs) in Europe. Its five Gold and two Silver Cisco Partnerships place it among Cisco's top gold/silver partners in Europe.

       James Richardson, senior vice president, Cisco Systems EMEA, noted, "The merger between Olsy and Wang creates a global company focused on network solutions and services. Cisco has existing partnerships with both these companies, and believes the merger to be in the best interests of our shared customers -- in the global village, you need a global integrator."

ABOUT OLIVETTI

       The Olivetti Group is an industrial and financial holding with subsidiaries and affiliates around the world operating in two sectors: telecommunications and information technology. The Group's 1997 consolidated revenues were approximately 6,588 billion lire. The Group has approximately 23,000 employees (excluding OmniTel), half of whom work in Italy. Information about Olivetti and its companies can be found on the World Wide Web at www.olivetti.com.

ABOUT OLSY

       Olsy is the Olivetti Group company specializing in IT solutions and services. Olsy contributes more than 60 percent of the total group turnover. Olsy develops, implements and manages IT solutions for large public and private corporate customers, mainly in banking, the public authorities and utilities sector, and retail. The company provides a broad range of services

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under three major offers: OliPRO (application development and systems integration); OliNET (network integration and management services); and OliSERVICE (distributed IT management services) to a worldwide customer portfolio. More than 12,000 professionals work in Olsy operations in more than 40 countries. Information about Olsy and its services can be found on the World Wide Web at www.olsy.com.

ABOUT WANG

       Headquartered in Billerica, Massachusetts, Wang is a leading global network and desktop integration and services company. With annual revenues of approximately $1.3 billion, Wang provides a comprehensive range of information technology services for today's network-centric business environment. Services include systems architecture, design and installation, warranty, help desk, maintenance and software support, and management of LANs and WANs. Employing over 9,000 people and having subsidiaries and affiliates in approximately 130 countries, Wang designs, installs, operates and maintains global computing and telecommunications networks for some of the world's largest multinational companies as well as defense and civilian government agencies. Information about Wang and its services can be found on the World Wide Web at www.wang.com.

                                      # # #

         THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES. AMONG THE IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE INDICATED BY SUCH FORWARD-LOOKING STATEMENTS ARE CHANGES IN THE MIX OF THE COMPANY'S SERVICES BUSINESS, COMPETITIVE PRESSURES, GENERAL ECONOMIC CONDITIONS AND THE RISK FACTORS DETAILED IN THE COMPANY'S PERIODIC REPORTS AND REGISTRATION STATEMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.